UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 26, 2023

SSR Mining Inc.
(Exact name of Registrant as Specified in Its Charter)

British Columbia
(State or Other Jurisdiction of Incorporation)

001-35455
(Commission File Number)

98-0211014
(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 1300, Denver, Colorado USA 80237
(Address of principal executive offices) (zip code)

(303) 292-1299
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares without par value	SSRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01. Entry Into a Material Definitive Agreement.

On July 26, 2023, Anagold Madencilik Sanayi ve Ticaret A.S., a Turkish joint venture subsidiary (“Anagold”) of SSR Mining Inc., a British Columbia corporation (the “Company”), entered into a Third Amendment and Restatement Deed among Anagold, as borrower (the “Borrower”), Alacer Gold Corp., as parent (the “Parent”), Lidya Madencilik Sanayi ve Ticaret A.S., Alacer Gold Madencilik A.S., and Banka Kombetare Tregtare SHA, each as a shareholder (collectively, the “ Shareholders”), and ING Bank N.V., as facility agent (the “Facility Agent”) and security holder (the “Security Holder”), to amend and restate, as of July 26, 2023, the Facility Agreement, originally dated September 21, 2015 (as so amended and restated, the “Term Loan Agreement”), in respect of a US$350,000,000 term facility for the expansion of the Copler Gold Mine Project, among the Borrower, the Parent, the Shareholders, the Mandated Lead Arrangers, the Facility Agent, the Security Holder, the other agents party thereto and the financial institutions named therein as hedge providers and lenders. The Term Loan Agreement is included as Schedule 1 to the Third Amendment and Restatement Deed.

The Third Amendment and Restatement Deed amends the Term Loan Agreement to replace LIBOR-based benchmark rates with secured overnight financing rate ("SOFR")-based benchmark rates. After giving effect to this amendment, borrowings under the Term Loan will generally bear interest at adjusted term SOFR plus an applicable interest rate margin ranging from 3.5% to 3.7% depending on the tranche. Adjusted term SOFR for the Term Loan Agreement is the SOFR benchmark plus a credit spread adjustment ranging from approximately 0.0064% to 0.71513% depending on the applicable interest period selected.

The foregoing description of the Third Amendment and Restatement Deed and the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment and Restatement Deed (including the Term Loan Agreement as Schedule 1 thereto), filed as Exhibit 10.1 to this Current Report on Form 8-K. Capitalized terms used but not defined herein have the meanings ascribed to them in the Third Amendment and Restatement Deed or the Term Loan Agreement, as applicable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Third Amendment and Restatement Deed, dated July 26, 2023, among Anagold Madencilik Sanayi ve Ticaret A.S., as Borrower, Alacer Gold Corp., as Parent, Lidya Madencilik Sanayi ve Ticaret A.S., Alacer Gold Madencilik A.S. and Banka Kombetare Tregtare SHA, as Shareholders, and ING Bank N.V., as Facility Agent and Security Holder (with the amended and restated Facility Agreement, originally dated September 21, 2015 attached as Schedule 1 thereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSR Mining Inc.

By:	/s/ Michael J. Sparks
Name:	Michael. J. Sparks
Title:	Executive Vice President and Chief Legal & Administrative Officer

Dated: July 31, 2023